UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Aspreva Pharmaceuticals Corporation

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	98-0435540

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1203 - 4464 Markham Street, Victoria, British Columbia, Canada	V8Z 7X8

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☑

Securities Act Registration Statement and Number to which the form relates: 333-122234

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, no par value, and associated share purchase rights

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Shares to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 79 of the Prospectus included in the Registrant’s Form F-1 Registration Statement, No. 333-122234, as amended, filed with the Securities and Exchange Commission on January 24, 2005 (the “Registration Statement”), and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit
Number	Description of Document
3.1*	Notice of Articles of the Registrant.

3.2*	Articles of the Registrant.

4.1*	Specimen certificate evidencing common shares.

4.2*	Shareholder Rights Plan Agreement between the Registrant and Computershare Investor Services Inc. dated February 4, 2005.

4.3*	Registration Rights Agreement between the Registrant and certain of its stockholders dated March 5, 2004.

10.1*	Amended and Restated Shareholders’ Agreement between the Registrant and certain stockholders dated March 5, 2004.

10.2*	Amended and Restated Shareholders’ Agreement Amending Agreement between the Registrant and certain stockholders dated August 9, 2004.

*	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Aspreva Pharmaceuticals Corporation
(Registrant)
Date: February 18, 2005	By:	/s/ Richard M. Glickman
Richard M. Glickman Chairman and Chief Executive Officer